Exhibit 10.1

TTD/ABMT/L1210-01
Lender:	TITAN TECHNOLOGY DEVELOPMENT LIMITED
Address:	1903 HING YIP COMMERCIAL CENTRE, 272 DES VOEUX ROAD CENTRAL, HONG KONG. (Hong Kong Company Registration No.: 718332)

Borrower:	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.
Address:	350 FIFTH AVE., 59TH FLOOR, NEW YORK, NY 10118 USA (Incorporated in the State of Nevada, USA)

Borrower is the controlling shareholder of Shenzhen Changhua Biomedical Engineering Co. Ltd., approved by Shenzhen Bureau of Trade and Industry’s permit, February 25, 2008 (2008) No. 0539 and Guangdong Shenzhen Joint Venture Permit (2008) No. 0008. Shenzhen Changhua Biomedical Engineering Co., Ltd. is a company engaged in research and development and production of biodegradable medical materials. Lender is a major shareholder of Borrower.

1)
Loan:

Lender agrees to advance to Borrower’s subsidiary Shenzhen Changhua Biomedical Engineering Co., Ltd. (Changhua) the total amount of USD150,000 - (One Hundred and Fifty Thousand US dollars).

Borrower accepts that Lender may send the total amount in several advances using different financial institutions, associated companies or individuals that is appointed by Lender.

2)	Use of Proceed: For Changhua’s R&D, Clinical Trial, GMP Facilities Upgrading and Operation Expenses.

3)	Interest Rate: Annual interest rate is seven percent (7%).

4)	Loan Repayment period: 12 months

5)
Repayment:

Debt maturity: after 12 months, Borrower will repay Lender the total amount of loan plus interest.

Outstanding loan: after 6 months, Lender may demand the return of part of the loan plus interest occurred.

6)	Repayment Methods and Repayment Source Repayment Methods: cash or securities; Repayment Source: banks and securities firms.

7)
Warranty:

Borrower and its subsidiary guarantee that the loan will be used for the purposes stipulated in this agreement and the fund may not be used for other purposes or illegal activities;

Borrower will return the loan within the terms stipulated in this agreement;

Borrower and its subsidiary agree to accept the supervision of Lender on the use of proceed provided under this agreement.

8)
Miscellaneous

This Agreement may not be amended or modified except by a writing executed by each of the parties. Neither party shall assign (including the engagement of subcontractors) any of its rights or obligations under this Agreement without the prior written consent of the other party. The provisions of this Agreement, including without limitation the obligation to make loan and interest repayments, shall be binding on Borrower, its Parent Company, its successors and assigns. All terms of this Agreement, which by their nature extend beyond its termination, shall remain in effect until fulfilled, and shall apply to the respective successors and assigns of the parties;

This Agreement, including all controversies arising from or relating to performance under this Agreement, shall be governed by and construed in accordance with the laws of Hong Kong, China. Venue for any action or dispute arising from or relating to this Agreement shall conclusively lie in the Courts located in Hong Kong, China. Each party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

Lender:	TITAN TECHNOLOGY DEVELOPMENT LIMITED
Signature:	/s/ Chi Fung YU
Name and Title:	Chi Fung YU, Chairman

Borrower:	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.
Signature:	/s/ WANG Hui
Name and Title:	WANG Hui, Director and Chief Executive Officer

Date: October 31, 2012